Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made and entered into as of August ___, 2005 by and among CLAYTON, DUNNING GROUP, INC., a Florida corporation, CLAYTON DUNNING GROUP, INC., (Formerly, Phelps Engineered Plastics Corp.), a Nevada corporation, and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership.

RECITALS

WHEREAS, Cornell Capital Partners, LP (“Cornell”) and Clayton, Dunning Group, Inc. (“Clayton Florida”) entered into a securities purchase agreement on December 22, 2004 and amended on June 3, 2005, (“Securities Purchase Agreement”) pursuant to which Clayton Florida has issued and sold to Cornell, and Cornell has purchased secured convertible debentures (the “Convertible Debentures”) in the principal amount of $1,075,000. In connection with and contemporaneously with the Securities Purchase Agreement Cornell and Clayton Florida entered into an investor registration rights agreement (“Registration Rights Agreement”), and Clayton Florida, Cornell, and David Gonzalez, Esq. entered into an escrow agreement (the “Escrow Agreement”) (the Securities Purchase Agreement, Convertible Debentures, Registration Rights Agreement, and Escrow Agreement are collectively referred to as the “Transaction Documents”). The obligations of Clayton Florida under the Transaction Documents are secured by a security agreement between Clayton Florida and Cornell (the “Security Agreement”), a security agreement between Cornell and Clayton, Dunning and Company, Inc., a wholly owned subsidiary of Clayton Florida (the “Subsidiary Security Agreement”), and a pledge and escrow agreement among Cornell, Clayton Florida and the Pledgors (as defined therein) (the “Pledge Agreement”).

WHEREAS, in July 2005, Phelps Engineered Plastics Corp., a Nevada corporation (“Phelps”) acquired all the capital stock of Clayton Florida. Subsequent to the acquisition, Phelps changed its name to Clayton Dunning Group, Inc. (“Clayton Dunning”) and Clayton Florida became a wholly owned subsidiary of Clayton Dunning. On the date hereof, Clayton Dunning is assuming all the rights and obligations of Clayton Florida pursuant to the Transaction Documents and Clayton Florida is guarantying all the obligations that Clayton Dunning owes to Cornell by virtue of such assignment.

TERMS AND CONDITIONS

Clayton Florida, as of the date hereof, for and in consideration of the assumption by Clayton Dunning of all rights and obligations of the Clayton Florida pursuant to the Transaction Documents and other agreements executed or delivered in connection therewith, including, without limitation, the Convertible Debentures in the principal amount of $1,075,000 (collectively, the “Rights and Obligations”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, has:

GRANTED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED and DELIVERED and does by these presents GRANT, SELL, ASSIGN, TRANSFER, CONVEY and DELIVER unto Clayton Dunning, all right, title and interest of Clayton Florida in and to the Rights and Obligations. Clayton Florida shall not be released from any of the Rights and Obligations owed to Cornell under the Transaction Documents.

TO HAVE AND TO HOLD, the Rights and Obligations and all such other property as is hereinabove described unto Clayton Dunning and Clayton Dunning’s successors, legal representatives and assigns, forever.

AND Clayton Florida does covenant to and with Clayton Dunning that it is the lawful owner of the rights contained in the Rights and Obligations, that they are free from all liens and encumbrances, that it has good right to sell the same, that it will defend the same from the claims of all others, and that it has not previously assigned, conveyed or transferred any Rights and Obligations.

Within five (5) business days after Clayton Dunning’s request, Clayton Florida shall execute and deliver to Clayton Dunning or any designee of Clayton Dunning any and all such further documents as Clayton Dunning may reasonably require to effectuate the transfer, assignment and conveyance contemplated hereby, including without limitation, any and all documents required by any governmental entity, Cornell, or any third party.

By its execution hereof, Clayton Dunning hereby accepts the transfer, assignment and conveyance of the Rights and Obligations and expressly assumes all of the Rights and Obligations as if Clayton Dunning had been the original signatory to the Transaction Documents and all agreements executed or delivered in connection therewith.

All of the covenants, terms and conditions set forth herein shall be binding upon, and inure to the benefit of, the parties hereto, and their respective successors, personal and legal representatives, heirs, devisees and assigns.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date first above written.

Clayton, Dunning Group, Inc.

By:

Name: Robert Lau
Title: Chief Executive Officer

Clayton Dunning Group, Inc.
(Formerly, Phelps Engineered Plastics Corp.)

By:

Name: Robert Lau
Title: Chief Executive Officer

Cornell Capital Partners, LP

By: Yorkville Advisors, LLC
Its: General Partner

By:

Name: Mark Angelo Title: Portfolio Manager

WHEREAS, Cornell Capital Partners, LP (“Cornell”) and Clayton, Dunning Group, Inc. (“Clayton Florida”) entered into a securities purchase agreement on December 22, 2004 and amended on June 3, 2005, (“Securities Purchase Agreement”) pursuant to which Clayton Florida has issued and sold to Cornell, and Cornell has purchased secured convertible debentures (the “Convertible Debentures”) in the principal amount of $1,075,000. In connection with and contemporaneously with the Securities Purchase Agreement Cornell and Clayton Florida entered into an investor registration rights agreement (“Registration Rights Agreement”), and Clayton Florida, Cornell, and David Gonzalez, Esq. entered into an escrow agreement (the “Escrow Agreement”). DEFINE TRANSACTION DOCS The obligation of Clayton Florida under the Convertible Debentures are secured by a security agreement between Clayton Florida and Cornell (the “Security Agreement”), a security agreement between Cornell and Clayton, Dunning and Company, Inc., a wholly owned subsidiary of Clayton Florida (the “Subsidiary Security Agreement”), and a pledge and escrow agreement among Cornell, Clayton Florida and the Pledgors (as defined therein) (the “Pledge Agreement”).

WHEREAS, in July 2005, Phelps Engineered Plastics Corp., a Nevada corporation (“Phelps”), acquired all the capital stock of Clayton Florida. Subsequent to the acquisition, Phelps changed its name to Clayton Dunning Group, Inc. (“Clayton Dunning”) and Clayton Florida became a wholly owned subsidiary of Clayton Dunning. On the date hereof, Clayton Dunning assumed all the rights and obligations of Clayton Florida pursuant to the Transaction Documents and Clayton Florida agreed to guaranty all the obligations that Clayton Dunning owes to Cornell by virtue of such assignment.